EX:15 May 8, 2002

Accountants’ Acknowledgment

     We acknowledge the incorporation by reference in the Registration Statements (Form S-8 No. 333-08833, No. 33-78340 and No. 33-78340 and No. 333-45524) of OptimumCare Corporation of our report dated May 8, 2002 with respect to the condensed consolidated financial statements of OptimumCare Corporation which appears on page 3 of this Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

Lesley, Thomas, Schwarz & Postma, Inc. A Professional Accountancy Corporation Newport Beach, California